                         INVESTMENT ACCOUNTING AGREEMENT

         THIS AGREEMENT is made effective the 30th day of April, 2000, by and between STATE STREET BANK AND TRUST COMPANY, a trust company chartered under the laws of the Commonwealth of Massachusetts, having its principal office and place of business at 225 Franklin Street, Boston, Massachusetts 02110 ("State Street"), and Firsthand Funds, a Delaware business trust having its principal office and place of business at 125 South Market, Suite 1200, San Jose, California 95113 ("Fund").

                                   WITNESSETH:

         WHEREAS, Fund desires to appoint State Street as its agent to perform certain investment accounting and recordkeeping functions for the assets of the Fund's investment portfolio or portfolios listed on Schedule A (each a "Portfolio", and collectively the "Portfolios"); and

         WHEREAS, State Street is willing to accept such appointment for the compensation and on the terms and conditions hereinafter set forth;

         NOW THEREFORE, for and in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

1. APPOINTMENT OF AGENT. Fund hereby constitutes and appoints State Street as its agent to perform certain accounting and recordkeeping functions relating to portfolio transactions required of a duly registered investment company under Rule 31a of the Investment Company Act of 1940, as amended (the "1940 Act") and to calculate the net asset value of the Portfolios. Absent written notification to the contrary by the Fund or State Street, each new investment portfolio established in the future by the Fund shall automatically become a "Portfolio" for all purposes hereunder as if listed on Schedule A.

2.       REPRESENTATIONS AND WARRANTIES.

         A.       Fund hereby represents, warrants and acknowledges to State
                  Street:

                  1. That it is a trust duly organized and existing and in good standing under the laws of its state of organization, and that it is registered under the 1940 Act; and

                  2. That it has the requisite power and authority under applicable law, its bylaws and its declaration of trust to enter into this Agreement; it has taken all requisite action necessary to appoint State Street as investment accounting and recordkeeping agent; this Agreement has been duly executed and delivered by Fund; and this Agreement constitutes a legal, valid and binding obligation of Fund, enforceable in accordance with its terms.

         B. State Street hereby represents, warrants and acknowledges to Fund:

                  1. That it is a trust company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts; and

                  2. That it has the requisite power and authority under applicable law, its charter and its bylaws to enter into and perform this Agreement; this Agreement has been duly executed and delivered by State Street; and this Agreement constitutes a legal, valid and binding obligation of State Street, enforceable in accordance with its terms; and

                  3. That all books, records, information and data pertaining to the business of the Trust and its prior, present or potential shareholders that are received by State Street pursuant to the performance of State Street's duties under this Agreement shall remain confidential and shall not be disclosed to any other person, except as specifically authorized by the Trust or as may be required by law, and shall not be used for any purpose other than the performance of State Street's responsibilities and duties hereunder.



3.       DUTIES AND RESPONSIBILITIES OF THE PARTIES.

         A. DELIVERY OF ACCOUNTS AND RECORDS. Fund will turn over or cause to be turned over to State Street all accounts and records needed by State Street to perform its duties and responsibilities hereunder fully and properly. State Street may rely conclusively on the completeness and correctness of such accounts and records.

         B. ACCOUNTS AND RECORDS. State Street will prepare and maintain, under the direction of and as interpreted by Fund, Fund's or Portfolio's accountants and/or other advisors, in complete, accurate and current form such accounts and records: (1) required to be maintained by Fund with respect to portfolio transactions under Section 31(a) of the 1940 Act and the rules and regulations from time to time adopted thereunder; (2) required as a basis for calculation of each Portfolio's net asset value; and (3) as otherwise agreed upon by the parties. Fund will advise State Street in writing of all applicable record retention requirements, other than those set forth in the 1940 Act. State Street will preserve such accounts and records in the manner and for the periods prescribed in the 1940 Act or for such longer period as is agreed upon by the parties. Fund will furnish, in writing or its electronic or digital equivalent, accurate and timely information needed by State Street to complete such accounts and records when such information is not readily available from generally accepted securities industry services or publications.

         C. ACCOUNTS AND RECORDS PROPERTY OF FUND. State Street acknowledges that all of the accounts and records maintained by State Street pursuant hereto are the property of Fund, and will be made available to Fund for inspection or reproduction within a reasonable period of time, upon demand. State Street will assist Fund's independent auditors, or upon the prior written approval of Fund, or upon demand, any regulatory body, in any requested review of Fund's accounts and records but Fund will reimburse State Street for all expenses and employee time invested in any such review outside of routine and normal periodic reviews. Upon receipt from Fund of the necessary information or instructions, State Street will supply information from the books and records it maintains for Fund that Fund may reasonably request for tax returns, questionnaires, periodic reports to shareholders and such other reports and information requests as Fund and State Street may agree upon from time to time.

         D. ADOPTION OF PROCEDURES. State Street and Fund may from time to time adopt such procedures as they agree upon, and State Street may conclusively assume that no procedure approved or directed by Fund, Fund's or Portfolio's accountants or other advisors conflicts with or violates any requirements of the prospectus, bylaws and declaration of trust, any applicable law, rule or regulation, or any order, decree or agreement by which Fund may be bound.

         E. VALUATION OF ASSETS. State Street will value the assets of each Portfolio in accordance with Fund's instructions (defined below) utilizing the pricing sources designated by Fund ("Pricing Sources") on Exhibit A hereto. State Street will value the assets of each portfolio using at least two sources and investigate any discrepancies in such prices. In the event that Fund specifies Reuters America, Inc., it will enter into the Agreement attached hereto as Exhibit B. State Street will calculate each Portfolio's net asset value in accordance with the Portfolio's prospectus, Statement of Additional Information, policies and procedures.

4.       INSTRUCTIONS.

         A. The term "Instructions", as used herein, means written (including telecopied, telexed, or electronically transmitted) or oral instructions which State Street reasonably believes were given by a designated representative of Fund. Fund will deliver to State Street, on or prior to the date hereof and thereafter from time to time as changes therein are necessary, written Instructions naming one or more designated representatives to give Instructions in the name and on behalf of Fund, which Instructions may be received and accepted by State Street as conclusive evidence of the authority of any designated representative to act for Fund and may be considered to be in full force and effect until receipt by State Street of notice to the contrary. Unless such written Instructions delegating authority to any person to give Instructions specifically limit such authority to specific matters or require that the approval of anyone else will first have been obtained, State Street will be under no obligation to inquire into the right of such person, acting alone, to give any Instructions whatsoever. If Fund fails to provide State Street any such Instructions naming designated representatives, any Instructions received by State Street from a person reasonably believed to be an appropriate representative of Fund will constitute valid and proper Instructions hereunder. The term "designated representative" may include Fund's or a Portfolio's employees and agents, including investment managers and their employees.

         B. No later than the next business day immediately following each oral Instruction, Fund will send State Street written confirmation of such oral Instruction. At State Street's sole discretion, State Street may record on tape, or otherwise, any oral

                  Instruction whether given in person or via telephone, each such recording identifying the date and the time of the beginning and ending of such oral Instruction. Prior to recording such oral Instruction State Street shall give the caller notice that recording is taking place.

         C. Fund will provide upon State Street's request a certificate signed by an officer or designated representative of Fund, as conclusive proof of any fact or matter required to be ascertained from Fund hereunder. Fund will also provide State Street Instructions with respect to any matter concerning this Agreement requested by State Street. If State Street reasonably believes that it could not prudently act according to the Instructions, or the instruction or advice of Fund's or a Portfolio's accountants or counsel, it may in its discretion, with notice to Fund, not act according to such Instructions.

5. LIMITATION OF LIABILITY OF STATE STREET. State Street is not responsible or liable for, and Fund will indemnify and hold State Street harmless from and against, any and all costs, expenses, losses, damages, charges, counsel fees (including, without limitation, disbursements and the allocable cost of in-house counsel), payments and liabilities which may be asserted against or incurred by State Street or for which State Street may be held to be liable provided that in each case, State Street has acted in good faith and with reasonable care, arising out of or attributable to:

         A. State Street's action or failure to act pursuant hereto; provided that State will not be liable for consequential, special, or punitive damages;

         B. State Street's payment of money as requested by Fund, or the taking of any action which might make it or its nominee liable for payment of monies or in any other way; provided, however, that nothing herein obligates State Street to take any such action or expend its own monies except in its sole discretion;

         C. State Street's action or failure to act hereunder upon any Instruction, advice, notice, request, consent, certificate or other instrument or paper appearing to it to be genuine and to have been properly executed, including any Instructions, communications, data or other information received by State Street by means of the Systems, as hereinafter defined, or any electronic system of communication;

         D. State Street's action or failure to act in good faith reliance on the advice or opinion of counsel for Fund or of its own counsel with respect to questions or matters of law, which advice or opinion may be reasonably obtained by State Street at the expense of Fund, or on the Instruction, advice or statements of any officer or employee of Fund, or Fund's accountants or other authorized individuals, and other persons believed by it in good faith to be expert in matters upon which they are consulted;

         E. Any error, omission, inaccuracy or other deficiency in any Portfolio's accounts and records or other information provided to State Street by or on behalf of a Portfolio, including the accuracy of the prices quoted by the Pricing Sources or for the information supplied by Fund to value the assets, or the failure of Fund to provide, or provide in a timely manner, any accounts, records, or information needed by State Street to perform its duties hereunder;

         F. Fund's refusal or failure to comply with the terms hereof (including without limitation Fund's failure to pay or reimburse State Street under Section 5 hereof), Fund's negligence, bad faith or willful misfeasance, or the failure of any representation or warranty of Fund hereunder to be and remain true and correct in all respects at all times;

         G. The use or misuse, whether authorized or unauthorized, of the Systems or any electronic system of communication used hereunder, by Fund or by any person who acquires access to the Systems or such other systems through the terminal device, passwords, access instructions or other means of access to such Systems or such other system which are utilized by, assigned to or otherwise made available to Fund, except to the extent attributable to any negligence or bad faith or willful misfeasance by State Street;

         H. Loss occasioned by the acts, omissions, defaults or insolvency of any broker, bank, trust company, securities system or any other person with whom State Street may deal; and

         I. The failure or delay in performance of its obligations hereunder, or those of any entity for which it is responsible hereunder, arising out of or caused, directly or indirectly, by circumstances beyond the affected entity's reasonable control, including, without limitation: any interruption, loss or malfunction of any utility, transportation, computer (hardware or software) or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornadoes, acts of God or public enemy, revolutions, or insurrection.

         J. State Street will not confess any claim or settle or make any compromise in any instance in which the Fund will be asked to provide indemnification, except with the Fund's prior written consent. Any amounts payable by the Fund under this Section 5 shall be satisfied only against the assets of the investment portfolio of the Fund involved in the claim, demand, action or suit and not against the assets of any other investment portfolio of the Fund.

6. COMPENSATION. In consideration for its services hereunder, Fund will pay to State Street the compensation set forth in a separate fee schedule to be agreed to by Fund and State Street from time to time, and, upon reasonable demand, reimbursement for State Street's cash disbursements and reasonable out-of-pocket costs and expenses, including attorney's fees and disbursements, incurred by State Street in connection with the performance of services hereunder.

7. TERM AND TERMINATION. This Agreement shall become effective on the date of its execution and shall remain in full force and effect indefinitely from the effective date unless either party terminates this Agreement by written notice to the other party, such notice to be in writing, delivered or mailed postage prepaid, to the other party. For the State Street to terminate this Agreement, State Street shall give at least one hundred twenty (120) days' prior notice to the Trust. For the Trust to terminate this agreement, the Trust shall give at least ninety (90) days' prior notice to the State Street. Termination of this Agreement with respect to any given Investment Fund shall in no way affect the continued validity of this Agreement with respect to any other Investment Fund. Upon termination of this Agreement, the Trust shall pay to the State Street such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of such termination. This Agreement may be modified or amended from time to time by mutual written agreement of the parties hereto. Upon termination hereof:

         A. Fund will pay State Street its fees and compensation due hereunder and its reimbursable disbursements, costs and expenses paid or incurred to such date;

         B. Fund will designate a successor (which may be Fund) by Instruction to State Street; and

         C. State Street will, upon payment of all sums due to State Street from Fund hereunder or otherwise, deliver all accounts and records and other properties of Fund to the successor, or, if none, to Fund, at State Street's office.

         In the event that accounts, records or other properties remain in the possession of State Street after the date of termination hereof for any reason other than State Street's failure to deliver the same, State Street is entitled to compensation as provided in the then-current fee schedule for its services during such period, and the provisions hereof relating to the duties and obligations of State Street will remain in full force and effect.

8. NOTICES. Notices, requests, instructions and other writings addressed to Fund at the address set forth above, or at such other address as Fund may have designated to State Street in writing, will be deemed to have been properly given to Fund hereunder. Notices, requests, Instructions and other writings addressed to State Street at the address set forth above, Attention: Investment Accounting Department, or to such other address as it may have designated to Fund in writing, will be deemed to have been properly given to State Street hereunder.

9.       THE SYSTEMS; CONFIDENTIALITY.

         A. If State Street provides Fund direct access to the computerized investment portfolio recordkeeping and accounting systems used by State Street ("Systems") or if State Street and Fund agree to utilize any electronic system of communication, Fund agrees to implement and enforce appropriate security policies and procedures to prevent unauthorized or improper access to or use of the Systems or such other system.

         B. Fund will preserve the confidentiality of the Systems and the tapes, books, reference manuals, instructions, records, programs, documentation and information of, and other materials relevant to, the Systems and the business of

                  State Street or its affiliates ("Confidential Information"). Fund agrees that it will not voluntarily disclose any such Confidential Information to any other person other than its own employees who reasonably have a need to know such information pursuant hereto. Fund will return all such Confidential Information to State Street upon termination or expiration hereof.

         C. Fund has been informed that the Systems are licensed for use by State Street and its affiliates from one or more third parties ("Licensors"), and Fund acknowledges that State Street and Licensors have proprietary rights in and to the Systems and all other State Street or Licensor programs, code, techniques, know-how, data bases, supporting documentation, data formats, and procedures, including without limitation any changes or modifications made at the request or expense or both of Fund (collectively, the "Protected Information"). Fund acknowledges that the Protected Information constitutes confidential material and trade secrets of State Street and Licensors. Fund will preserve the confidentiality of the Protected Information, and Fund hereby acknowledges that any unauthorized use, misuse, disclosure or taking of Protected Information, residing or existing internal or external to a computer, computer system, or computer network, or the knowing and unauthorized accessing or causing to be accessed of any computer, computer system, or computer network, may be subject to civil liabilities and criminal penalties under applicable law. Fund will so inform employees and agents who have access to the Protected Information or to any computer equipment capable of accessing the same. Licensors are intended to be and are third party beneficiaries of Fund's obligations and undertakings contained in this Section.

         D. Fund hereby represents and warrants to State Street that it has determined to its satisfaction that the Systems are appropriate and suitable for its use. THE SYSTEMS ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. STATE STREET EXPRESSLY DISCLAIMS ALL WARRANTIES INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, EXCEPT THOSE WARRANTIES EXPRESSLY STATED HEREIN.

         E. State Street will take reasonable steps to ensure that its products (and those of its third-party suppliers) reflect the available state of the art technology to offer products that are reasonably free from material and serious defects. State Street will make the changes to its products at no cost to the Fund and in a commercially reasonable time frame and will require third-party suppliers to do likewise.

                  Similarly, Fund will take reasonable steps to ensure that its electronic systems reflect the available state of the art technology and are reasonably free from material and serious defects, and if any changes are required, Fund will make the changes to its systems at no cost to State Street and in a commercially reasonable time frame.

10. MULTIPLE PORTFOLIOS. If Fund is comprised of more than one Portfolio, the following provision applies:

                  Each Portfolio will be regarded for all purposes hereunder as a separate party apart from each other Portfolio. Unless the context otherwise requires, with respect to every transaction covered hereby, every reference herein to Fund is deemed to relate solely to the particular Portfolio to which such transaction relates. Under no circumstances will the rights, obligations or remedies with respect to a particular Portfolio constitute a right, obligation or remedy applicable to any other Portfolio. The use of this single document to memorialize the separate agreement as to each Portfolio is understood to be for clerical convenience only and will not constitute any basis for joining the Portfolios for any reason.

11.      MISCELLANEOUS.

         A. This Agreement will be construed according to, and the rights and liabilities of the parties hereto will be governed by, the laws of the State of Delaware, without reference to the choice of laws principles thereof.

         B. All terms and provisions hereof will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

         C. The representations and warranties, the indemnifications extended hereunder, and the provisions of Section 9 hereof are intended to and will continue after and survive the expiration, termination or cancellation hereof.

         D. No provisions hereof may be amended or modified in any manner except by a written agreement properly authorized and executed by each party hereto.

         E. The failure of either party to insist upon the performance of any terms or conditions hereof or to enforce any rights resulting from any breach of any of the terms or conditions hereof, including the payment of damages, will not be construed as a continuing or permanent waiver of any such terms, conditions, rights or privileges, but the same will continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver, release or discharge of any party's rights hereunder will be effective unless contained in a written instrument signed by the party sought to be charged.

         F. The captions herein are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

         G. This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which together constitute one and the same instrument.

         H. If any provision hereof is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

         I. The benefits of this Agreement may not be assigned by either party nor may either party delegate all or a portion of its duties hereunder without the prior written consent of the other party. Notwithstanding the foregoing, Fund agrees that State Street may delegate all or a portion of its duties to an affiliate of State Street, provided that such delegation will not reduce the obligations of State Street under this Agreement.

         J. Neither the execution nor performance hereof will be deemed to create a partnership or joint venture by and between State Street and Fund or any Portfolio.

         K. Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by either party hereunder will not affect any rights or obligations of the other party hereunder.

         L. Notice is hereby given that a copy of Fund's Trust Agreement and all amendments thereto is on file with the Secretary of State of the state of its organization; that this Agreement has been executed on behalf of Fund by the undersigned duly authorized representative of Fund in his/her capacity as such and not individually; and that the obligations of this Agreement are binding only upon the assets and property of Fund and not upon any trustee, officer of shareholder of Fund individually.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers.


STATE STREET BANK AND TRUST COMPANY

By:_____________________________


Title:__________________________

FIRSTHAND FUNDS

By:_____________________________


Title:__________________________

                      EXHIBIT A--PRICE SOURCE AUTHORIZATION


         State Street has agreed to value the assets of the Fund in accordance with the Funds' Instructions utilizing the pricing sources designated by the Fund. The Fund hereby Instructs State Street to use the following primary and back-up sources for each of the following security types:

--------------------------------------- -------------------------------------- -------------------------------------
TYPE OF SECURITY                        PRIMARY SOURCE                         BACKUP SOURCE

--------------------------------------- -------------------------------------- -------------------------------------
U.S. TREASURIES
--------------------------------------- -------------------------------------- -------------------------------------
CORPORATE BONDS
--------------------------------------- -------------------------------------- -------------------------------------
MUNICIPAL BONDS
--------------------------------------- -------------------------------------- -------------------------------------
MORTGAGE BACKED
--------------------------------------- -------------------------------------- -------------------------------------
U.S. & CANADIAN EQUITIES
--------------------------------------- -------------------------------------- -------------------------------------
FOREIGN EQUITIES
--------------------------------------- -------------------------------------- -------------------------------------
EMERGING MARKET EQUITIES
--------------------------------------- -------------------------------------- -------------------------------------
AMERICAN DEPOSITORY RECEIPTS
--------------------------------------- -------------------------------------- -------------------------------------
GLOBAL DEPOSITORY RECEIPTS
--------------------------------------- -------------------------------------- -------------------------------------
CANADIAN BONDS
--------------------------------------- -------------------------------------- -------------------------------------
FOREIGN BONDS
--------------------------------------- -------------------------------------- -------------------------------------
OPTIONS
--------------------------------------- -------------------------------------- -------------------------------------
EXCHANGE RATES
--------------------------------------- -------------------------------------- -------------------------------------

--------------------------------------- -------------------------------------- -------------------------------------

--------------------------------------- -------------------------------------- -------------------------------------

--------------------------------------- -------------------------------------- -------------------------------------

These Instructions may be modified from time to time by further written Instruction to State Street.

                  (FUND)
-------------------------------

By:

Title: ______________________________

Date:  ______________________________

                    EXHIBIT B--REUTERS DATA SERVICE AGREEMENT

The undersigned acknowledges and agrees that some of the data being provided in the service by State Street to Fund contains information supplied to State Street by Reuters America Inc. ("Reuters") (the "Data"). Fund agrees that:

         (i) although Reuters makes every effort to ensure the accuracy and reliability of the Data, Fund acknowledges that Reuters, its employees, agents, contractors, subcontractors, contributors and third party providers will not be liable for any loss, cost or damage suffered or incurred by Fund arising out of any fault, interruption or delays in the Data or out of any inaccuracies, errors or omissions in the Data however such faults, interruptions, delays, inaccuracies, errors or omissions arise, unless due to the negligence, bad faith or willful misfeasance of Reuters;

         (ii) it will not transfer, transmit, recirculate by digital or analogue means, republish or resell all or part of the Data; and

         (iii) certain parts of the Data are proprietary and unique to Reuters.

The undersigned further agrees that the benefit of this clause will inure to the benefit of Reuters.






(FUND NAME)

By:

Title: ______________________________

Date:  ______________________________